SECURITIES AND EXCHANGE COMMISSION
			   Washington,  D.C.  20549




				  FORM  8-K



			       CURRENT  REPORT



		  Pursuant  to  Section  13  or  15(d)  of
		  the  Securities  Exchange  Act  of  1934




Date  of  Report  (Date  of  earliest  event  reported)     JULY  15,  1999
							    ---------------


		     NORTHERN  STATES  POWER  COMPANY
		     --------------------------------
       (Exact  name  of  registrant  as  specified  in  its  charter)


				MINNESOTA
				---------
	    (State  or  other  jurisdiction  of  incorporation)


	1-3034                                       41-0448030
	------                                       ----------
(Commission  File  Number)                (IRS Employer  Identification  No.)


  414  NICOLLET  MALL,  MPLS,  MN                         55401
  -------------------------------                         -----
(Address  of  principal  executive  offices)           (Zip  Code)


Registrant's  telephone  number,  including  area  code     612-330-5500
							    ------------



     (Former  name  or  former  address,  if  changed  since  last  report)



ITEM  5.          OTHER  EVENTS
--------          -------------

     On July 15, 1999, Northern States Power Company (NSP) released earnings for the second quarter of 1999.

     Additional  information  is  contained  in the investor release attached as
Exhibit  99.01.

	  In addition, in connection with NSP's July 15, 1999, discussion with security analysts, NRG indicated that earnings for the six month period ended June 30, 1999 were $1.4 million or approximately 1 cent per NSP common share. The first six months results have been adversely affected by a decline in the relative value in the Czech currency, which reduced 1999 year to date earnings by $4 million or 2.5 cents per NSP common share. In addition, NRG has experienced higher costs related to new acquisitions and additional interest costs for project and corporate debt issuances.

	  NRG's earnings for the twelve months ended June 30, 1999 were approximately 20 cents per NSP common share. It was indicated that these earnings from underlying operations could be used as a basis to approximate 1999 underlying earnings. NRG also indicated that the following acquisitions are expected to provide additional earnings per NSP common share benefits in the ranges shown below:

											 EPS  Impact    for  6 months
Assets  Acquired          Cost (Millions)    MW          Ownership     Close                   ended  12/31/99

Huntley/Dunkirk           $ 355              1,360       100%          June 1999          $0.03  -    $0.06
Astoria/Arthur  Kill      $ 505              1,456       100%          June 1999          $0.08  -    $0.10
Encina/CT's               $ 356              1,218        50%          May 1999           $0.02  -    $0.05
Somerset                  $  55                229       100%          April 1999         $0.01  -    $0.02
Oswego                    $  91              1,700       100%          4th Quarter               N/A
Middletown/Devon/Norwalk  $ 460              2,235       100%          4th Quarter               N/A


     NRG stated they remain confident that they will contribute about 40 cents per share (or approximately 20% of NSP's 1999 earnings).

	  This document includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate," "estimate," "expect," "objective," "possible," "potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation; issues relating to Year 2000 remediation efforts; currency translation and transaction adjustments; the higher degree of risk associated with NSP's nonregulated businesses as compared to NSP's regulated business; regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with New Century Energies, Inc.; and the other risk factors listed from time to time by NSP in reports filed with the Securities and Exchange Commission (SEC), including Exhibit 99.01 to NSP's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.


ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS
--------          ------------------------------------

(c)    EXHIBITS

Exhibit
  No.                     Description
 -----                    -----------

 99.01                    Investor  Release  dated  July  15,  1999

				   SIGNATURES
				   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Northern  States  Power  Company
     (a  Minnesota  Corporation)



     By        /s/
	 -------------------
     Edward    J.  McIntyre
     Vice  President  and  Chief
	  Financial  Officer




Dated:  July  15,  1999
	---------------


					    -3-
Exhibit  99.01

July  15,  1999


			   INVESTOR RELATIONS RELEASE
			   --------------------------


	COMMISSION RULING REDUCES NSP'S SECOND QUARTER EARNINGS BY 14
			CENTS TO 6 CENTS PER SHARE


     MINNEAPOLIS -- Northern States Power Co.'s (NSP) earnings for the second quarter ended June 30, 1999, were 6 cents per share, reflecting a $35 million charge or 14 cents per share, due to an adverse Minnesota Public Utilities Commission (MPUC) decision related to conservation program incentives. If not for the conservation decision, earnings for the second quarter would have been 20 cents per share in 1999, compared with 23 cents per share in 1998.

     On June 24, 1999, the MPUC voted 3-2 to deny NSP recovery of 1998 lost margins, load management discounts and incentives associated with state-mandated programs for electric energy conservation. The MPUC's decision appears to contradict previous orders and reduce NSP's 1998 rates retroactively. NSP plans to challenge the MPUC's decision. Due to the uncertain outcome of the challenge, NSP has established a regulatory reserve for recovery of 1998 conservation program incentives. This reserve has reduced NSP's earnings by $35 million
(before tax) or 14 cents per share. The MPUC decision did not address 1999 conservation incentives.

     "We are disappointed with the MPUC's decision regarding recovery of conservation related items and we plan to ask for reconsideration," said Jim
McIntyre,  vice  president  and  chief  financial  officer.    "Excluding  the
conservation charge and assuming recovery of 1999 conservation program incentives, we expect NSP's 1999 annual earnings to be in line with the consensus of analysts' earnings estimates," said McIntyre.

     Excluding the conservation charge, regulated utility earnings would have been 19 cents per share for the second quarter of 1999, compared with 20 cents per share in 1998. "NSP's utility operations remain fundamentally sound and we view the conservation decision as an unfortunate anomaly," said McIntyre.

     NSP's nonregulated operations, including NRG, recorded earnings of 1 cent per share for the second quarter of 1999, compared with earnings of 3 cents per share in 1998. NRG second quarter earnings were 2 cents per share in 1999 and 5 cents per share in 1998. "NRG's results reflect increased costs to support new acquisitions, timing of project earnings and additional interest expense. NRG's year-to-date earnings are not indicative of our annual expectations. We remain confident that NRG will contribute about 40 cents per share or 20 percent of NSP's 1999 earnings," added McIntyre.

     For the 12 months ended June 30, earnings per share were $1.63 in 1999, compared with $1.62 in 1998. Excluding the conservation charge, earnings for the 12 months ended June 30, 1999, would have been $1.77 per share. NRG's earnings for the 12-month periods ended June 30, were 20 cents in 1999 and 16 cents in 1998.

     This release includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate," "estimate," "expect," "objective," "possible," "potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation; issues relating to Year 2000 remediation efforts; currency translation and transaction adjustments; the higher degree of risk associated with NSP's nonregulated businesses as compared to NSP's regulated business; regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with New Century Energies, Inc.; and the other risk factors listed from time to time by NSP in reports filed with the Securities and Exchange Commission (SEC), including Exhibit 99.01 to NSP's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

				      # # #

For  more  information,  contact:

E J  McIntyre     Vice  President  &  Chief  Financial  Officer    612/330-7712
P E  Pender       Vice President, Finance & Treasurer              612/330-7769
R J  Kolkmann     Director,  Investor Relations                    612/330-6622

NSP  Internet  Address:  http://www.nspco.com
NSP  Investor  Relations  Internet  Address:  http://www.nspco.com/ir.htm

	      This information is not given in connection with any sale or offer for sale or offer to buy any security.

			 Northern States Power Company
			   Diluted Earnings Per Share

Bar graph indicating second quarter diluted earnings per share:

	1994    $0.37
	1995     0.42
	1996     0.29
	1997     0.12
	1998     0.23
	1999     0.06 (Total)
	1999     0.20 (Excluding CIP Reserve (1))

Bar graph indicating 12 months ended June 30 earnings per share:

	1994    $1.70
	1995     1.79
	1996     1.80
	1997     1.71
	1998     1.62
	1999     1.63 (Total)
	1999     1.77 (Excluding CIP Reserve (1))

(1) Excluding conservation (CIP) reserve of $35 million or 14 cents per share.

Second Quarter                        1994       1995     1996   1997   1998   1999

	Weather Adjusted  EPS        $0.35      $0.37    $0.26  $0.23  $0.23  $0.21
	Weather Impact               $0.02      $0.05    $0.03  $0.01  $0.00 ($0.01)

	EPS Excluding Merger/CIP     $0.37      $0.42    $0.29  $0.24  $0.23  $0.20
	Merger Write-off/CIP Reserve $0.00      $0.00    $0.00 ($0.12) $0.00 ($0.14)

	Total EPS                    $0.37      $0.42    $0.29  $0.12  $0.23  $0.06

12 Months Ended June 30               1994       1995     1996   1997   1998   1999

	Weather Adjusted EPS         $1.69      $1.90    $1.64  $1.79  $1.78  $1.85
	Weather Impact               $0.01     ($0.11)   $0.16  $0.04 ($0.16)($0.08)

	EPS Excluding Merger/CIP     $1.70      $1.79    $1.80  $1.83  $1.62  $1.77
	Merger Write-off/CIP Reserve $0.00      $0.00    $0.00 ($0.12) $0.00 ($0.14)

	Total EPS                    $1.70      $1.79    $1.80  $1.71  $1.62  $1.63


			 See Notes to Financial Statements


		     NORTHERN  STATES  POWER  COMPANY
	     Consolidated  Statements  of  Income  (Unaudited)
	    (Millions  of  dollars,  except  per  share  data)


								       3 Months  Ended  June 30     12 Months  Ended  June 30
									 1999    1998    Change       1999     1998    Change
Utility operating revenues
Electric:
 Retail                                                                 $538.7  $518.7    20.0      $2,191.3 $2,085.1  106.2
 Sales for resale and other                                               50.1    51.9    (1.8)        224.5    188.5   36.0
 Gas                                                                      70.6    68.0     2.6         465.9    463.3    2.6
  Total                                                                  659.4   638.6    20.8       2,881.7  2,736.9  144.8

Utility operating expenses
 Fuel for electric generation                                             81.3    75.5     5.8         311.6    311.7   (0.1)
 Purchased and interchange power                                         107.2    96.9    10.3         413.8    325.4   88.4
 Cost of gas purchased and transported                                    35.1    37.1    (2.0)        263.6    287.6  (24.0)
 Other operation                                                         101.8    96.5     5.3         403.0    378.0   25.0
 Maintenance                                                              53.1    54.4    (1.3)        184.8    174.6   10.2
 Administrative and general                                               35.2    36.5    (1.3)        141.6    145.1   (3.5)
 Conservation and energy management                                       16.7    16.7     0.0          71.5     71.2    0.3
 Depreciation and amortization                                            88.1    83.1     5.0         346.6    332.6   14.0
 Property and general taxes                                               57.4    56.3     1.1         223.3    222.6    0.7
 Income taxes                                                             17.6    20.5    (2.9)        148.2    136.3   11.9
  Total                                                                  593.5   573.5    20.0       2,508.0  2,385.1  122.9

Utility operating income                                                  65.9    65.1     0.8         373.7    351.8   21.9

Other income (expense)
 Income from nonregulated businesses - before interest and taxes           0.2     7.7    (7.5)         32.0     12.3   19.7
 Allowance for funds used during construction - equity                    (0.4)    1.8    (2.2)          7.7      6.1    1.6
 Regulatory reserve - conservation program recovery                      (35.0)    0.0   (35.0)        (35.0)     0.0  (35.0)
 Other utility income (deductions) - net                                  (4.4)   (6.5)    2.1          (7.4)    (3.5)  (3.9)
 Income taxes on nonregulated operations and nonoperating items.          35.8    11.8    24.0          66.7     50.8   15.9
  Total                                                                   (3.8)   14.8   (18.6)         64.0     65.7   (1.7)

Income before financing costs                                              62.1   79.9   (17.8)        437.7    417.5   20.2

Financing  Costs
 Interest on utility long-term debt                                        23.3   26.2    (2.9)         99.9    101.5   (1.6)
 Other utility interest and amortization                                    7.1    2.6     4.5          18.2     15.2    3.0
 Nonregulated interest and amortization                                    17.2   13.9     3.3          57.5     47.8    9.7
 Allowance for funds used during construction - debt                       (0.9)  (1.7)    0.8          (7.6)    (8.2)   0.6
  Total interest charges                                                   46.7   41.0     5.7         168.0    156.3   11.7
 Distributions on redeemable preferred securities of subsidiary trust       3.9    3.9     0.0          15.7     15.7    0.0
  Total financing costs                                                    50.6   44.9     5.7         183.7    172.0   11.7

Net income                                                                 11.5   35.0   (23.5)        254.0    245.5    8.5
Preferred stock dividends and redemption premiums                           2.1    1.1     1.0           5.3      8.2   (2.9)
Earnings available for common stock                                        $9.4  $33.9  ($24.5)       $248.7   $237.3  $11.4


Average number of common shares outstanding (000's)                     153,012 149,877              152,067  146,575
Average number of common and potentially dilutive
 shares outstanding (000's)                                             153,118 150,143              152,242  146,805

Earnings per average common share - basic                                 $0.06   $0.23  ($0.17)       $1.64    $1.62  $0.02
Earnings per average common share - diluted                               $0.06   $0.23  ($0.17)       $1.63    $1.62  $0.01

Common dividends declared per share                                     $0.3625 $0.3575 $0.0050      $1.4350  $1.4150 $0.020

Return on average common equity                                                                        10.1%    10.2%
Return on average common equity excluding conservation reserve                                         10.9%    10.2%

See Notes to Financial Statements on Page 2.

This information is not given in connection with any sale or offer for sale or
			   offer to buy any security.

	NORTHERN STATES POWER COMPANY (MINNESOTA) AND SUBSIDIARIES (NSP)
			  Notes to Financial Statements


Due to the seasonality of NSP's electric and gas sales, operating results on a quarterly basis are not necessarily an appropriate base from which to project annual results.

Except for the historical statements contained in this document, the matters discussed in this investor relations release, including the statements regarding revenue and earnings expectations, are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate," "estimate," "expect," "objective," "possible," "potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; business conditions in the energy industry; competitive factors; unusual weather; changes in federal or state legislation; regulation; issues relating to Year 2000 remediation efforts; the higher risk associated with NSP's nonregulated businesses compared with NSP's regulated business; currency translation and transaction adjustments; regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with New Century Energies, Inc.; and the other risk factors listed from time to time in NSP's Securities and Exchange Commission (SEC) reports, including Exhibit 99.01 to NSP's report on Form 10-Q for the quarter ended March 31, 1999.

1.  SIGNIFICANT  FACTORS  AFFECTING  OPERATING  RESULTS

REGULATED  OPERATIONS
---------------------

CONSERVATION  IMPROVEMENT  PROGRAM  (CIP)  RECOVERY
NSP  recorded  a  charge  to second quarter 1999 earnings of $35 million (before tax),  or  14  cents  per  share, due to a Minnesota Public Utilities Commission
(MPUC) disallowance of rate recovery for accrued 1998 conservation program incentives. For more information, see Note 3 on Conservation Recovery.

ESTIMATED  IMPACT  OF  TEMPERATURE  ON  EARNINGS
NSP estimates sales levels under normal weather conditions and analyzes the approximate effect of variations from historical average temperatures on actual sales levels. The following summarizes the estimated impact of temperature variations on actual utility operating results (in relation to sales under normal weather conditions).

						INCREASE  (DECREASE)
						--------------------
					   1999          1998        1999
EARNINGS  PER  SHARE  FOR    THE            VS            VS          VS
PERIOD  ENDED    JUNE  30:                NORMAL        NORMAL       1998
-------------------------                 ------        ------       ----
Quarter  Ended                           ($0.01)        $0.00      ($0.01)
Twelve  Months  Ended                    ($0.08)       ($0.16)      $0.08



SALES  GROWTH
The following table summarizes NSP's growth in actual electric and gas sales and growth on a weather-normalized basis for the three-month and the 12-month periods ended June 30, 1999, as compared with the same periods in 1998. NSP's weather-normalization process removes the estimated impact on sales of temperature variations from historical averages.

				       Second Quarter          12  Months Ended
				       --------------          ----------------
				     Actual  Normalized       Actual  Normalized
				     ------  ----------       ------  ----------
Electric  Residential                 3.1%      4.5%           5.4%      3.7%
Electric  Commercial  &  Industrial  (0.8%)    (0.3%)          2.0%      1.6%
Total  Retail  Electric  Sales        0.1%      0.9%           2.9%      2.2%
Electric Sales for Resale            13.7%       NA           29.7%       NA
Total Firm  Gas  Sales               34.5%      9.5%           7.9%      3.3%

OTHER  OPERATION, MAINTENANCE  AND ADMINISTRATIVE AND GENERAL EXPENSES
Other operation, maintenance and administrative and general expenses combined for the second quarter of 1999, increased by $2.7 million compared with 1998. Cost increases for plant outages and customer service and reliability initiatives during the second quarter of 1999 offset lower storm costs.

Other operation, maintenance and administrative and general expenses combined for the 12-month period ended June 30, 1999, increased by $31.7 million, compared with 1998. Expenses increased due to plant outages and Nuclear Regulatory Commission costs, Year 2000 remediation, customer service and reliability initiatives, customer growth and the acquisition of Black Mountain Gas. NSP's current outlook is that 1999 year-end other operation, maintenance and administrative expenses will be lower than 1998 levels.

NONREGULATED  OPERATIONS
------------------------

Due to the nature of its nonregulated businesses, NSP anticipates that the earnings from these operations may vary more than earnings from regulated
utility  businesses.    The  following  table  summarizes the earnings per share
contributions  of  NSP's  nonregulated  businesses.

					 3 Mos. Ended          12 Mos. Ended
				       -----------------     -----------------
				       6/30/99   6/30/98     6/30/99   6/30/98
				       -------   -------     -------   -------
NRG Energy Inc. (NRG)                   $0.02     $0.05       $0.20    $0.16
Eloigne Co.                              0.01      0.01        0.04     0.04
Energy Masters International Inc. (EMI) (0.01)    (0.01)      (0.04)   (0.08)
Seren Innovations Inc.                  (0.01)    (0.01)      (0.03)    0.01)
Other                                    0.00     (0.01)       0.00     0.00
					 ----      ----        ----     ----
Total  Nonregulated                     $0.01     $0.03       $0.17    $0.11
					=====     =====       =====    =====

NRG
NRG's earnings for the second quarter of 1999 decreased compared with 1998 results due to increased costs related to new project acquisitions and business development, additional interest expense, adjustments to estimated tax credits and timing of project earnings. NRG's year-to-date earnings are not indicative of NRG's annual expectations. NRG expects to contribute about 40 cents per share, or 20 percent of NSP's 1999 earnings.

NRG's earnings for the 12-months ended June 30, 1999, increased compared with 1998, primarily due to the performance of the El Segundo and Long Beach projects, partially offset by increased expenses for corporate support, new business development and interest costs.

EMI
EMI's losses for the 12-months ended June 30, 1999, were less than 1998 losses, largely due to increased energy services margin. In addition, results for the 12-months ended June 30, 1998, included losses associated with Enerval, a joint venture previously held by EMI.

2.  BUSINESS  DEVELOPMENTS

PROPOSED  BUSINESS  COMBINATION
-------------------------------
On March 24, 1999, NSP and New Century Energies, Inc. (NCE), entered into a merger agreement, providing for a strategic business combination of NCE and NSP to form a new entity named Xcel Energy Inc. (Xcel). At the time of the merger, each share of NCE common stock, par value $1.00 per share, will be exchanged for
1.55 shares of Xcel common stock, par value $2.50 per share. Cash will be paid in lieu of any fractional shares of Xcel common stock that holders of NCE common stock would otherwise receive. NSP shares need not be exchanged and will become Xcel shares on a one-for-one basis. The merger is expected to be a tax-free, stock-for-stock exchange for shareholders of both companies and to be accounted for as a pooling of interests.

On June 28, 1999, shareholders of both NSP and NCE approved the merger. NCE shareholder approval of the merger totaled 93 percent of votes received, and 78 percent of overall shares. NSP shareholder approval of the merger totaled 83 percent and 62 percent, respectively.

The merger requires approval or regulatory review by federal regulators, including the Federal Energy Regulatory Commission (FERC) and the SEC, as well as state regulators in eight of the 12 states currently served by the two companies. The approval process is expected to be completed within 12 to 18 months from the date of the merger announcement.

NRG
---
In April 1999, NRG reached agreement to purchase the 1,700 MW oil/gas-fired Oswego generating station for $91 million from Niagara Mohawk Power and Rochester Gas and Electric. The facilities are located in New York. The acquisition is expected to close in the fourth quarter of 1999, pending regulatory approvals.

In April 1999, NRG completed its acquisition of the Somerset power station for approximately $55 million from Eastern Utilities Associates. The Somerset station, located in Somerset, Mass., includes two coal-fired generating facilities with a total capacity of 181 MW and two aeroderivative combustion turbine peaking units with a total capacity of 48 MW. A total of 69 MW of capacity is on deactivated reserve. NRG owns a 100 percent interest in the project.

In May 1999, NRG and Dynegy completed their acquisition of the Encina generating station and 17 combustion turbines for $356 million from San Diego Gas & Electric Company. The facilities, which have a combined 1,218 MW of power generation, are located near Carlsbad and San Diego, Calif. NRG and Dynegy will each own a 50 percent interest in the joint venture.

     In June 1999, NRG completed its acquisition of the Huntley and Dunkirk generating stations from Niagara Mohawk Power Corp. for $355 million. The two coal-fired plants are located near Buffalo, New York, and have a combined summer capacity of 1,360 MW. NRG owns a 100 percent interest in the project.

In June 1999, NRG completed its acquisition of the Arthur Kill generating station and the Astoria gas turbine site for $505 million from Consolidated Edison Company. These facilities, which are located in New York, have a combined summer capacity rating of 1,456 MW. NRG owns a 100 percent interest in the project.

In July 1999, NRG reached agreement to purchase electric generating stations with a combined capacity of 2,235 MW for $460 million from Connecticut Light & Power Company. The facilities, located in Connecticut, include the Middletown, Montiville, Devon and Norwalk Harbor gas- and oil-fired steam generating stations totaling 2,108 MW and 127 MW of remote gas turbines. The acquisition is expected to close in the fourth quarter of 1999, pending regulatory approvals.

1999  NRG  Acquisitions     Cost in Millions     MW     Ownership     Close
-----------------------     ----------------     --     ---------     -----
Somerset                          $55            229      100%      April 1999
Encina                           $356          1,218       50%      May  1999
Huntley/Dunkirk                  $355          1,360      100%      June  1999
Arthur Kill/Astoria              $505          1,456      100%      June  1999
Oswego                            $91          1,700      100%      4th Quarter
Middletown/Devon/Norwalk         $460          2,235      100%      4th Quarter

VIKING  GAS
-----------
During the second quarter of 1999, Viking Gas reached a settlement with TransCanada Pipelines, Ltd. and NICOR, Inc., Viking's former partners in the Viking Voyageur pipeline project, which was cancelled in 1998. The settlement provides for Viking Gas to receive all engineering and other studies and investigations related to the former Voyageur project in return for a cash payment. Since the studies obtained through the settlement have continuing value to Viking Gas for projects currently under construction and consideration, the payment has been capitalized as a plant cost as of June 30, 1999.

FINANCING  ACTIVITIES
---------------------
In November 1998, NSP filed a $400 million universal debt shelf registration with the SEC. NSP currently has $50 million of registered, but unissued bonds remaining from its $300 million first mortgage bond shelf registration, which was filed in October 1995. NSP expects to issue $250 million of unsecured debt during the third quarter of 1999.

In March 1999, NRG filed a shelf registration with the SEC for up to $500 million in debt securities. In May 1999, NRG issued $300 million of 7.5 percent senior notes due in 2009 under this shelf registration. The net proceeds were used for general corporate purposes, which included financing the development and construction of new facilities, working capital, debt reduction and acquisitions.

3.  CONTINGENCIES

CONSERVATION  RECOVERY
----------------------
NSP recorded a charge to second quarter 1999 earnings of $35 million, or 14 cents per share, due to disallowance of rate recovery for accrued conservation program incentives based on a June 24, 1999 MPUC decision.

BACKGROUND - State law requires Minnesota utilities to fund and participate in various energy conservation programs and initiatives. The MPUC allows NSP to recover costs incurred to provide conservation programs, and has in the past also allowed NSP to recover a portion of the profit margins lost from conservation efforts and an incentive to reward successful conservation programs.

After NSP's last electric rate case in 1993, NSP incurred higher levels of conservation program expenditures, and in 1994 requested MPUC approval of a rate recovery mechanism to avoid a significant delay between the incurring of CIP costs and their recovery in rates. Since 1995, the MPUC has approved the use of this special rate recovery mechanism to provide timely recovery (for NSP and other Minnesota public utilities) of CIP costs and also to provide conservation program incentives, including: reimbursement of a portion of electric margins lost due to energy conservation, reimbursement of certain load management discounts provided to customers under CIP programs, and performance incentives based on the success of NSP's conservation programs.

MPUC procedures require an annual filing by each utility to consider approval of conservation items. For NSP, this annual filing has typically occurred in the second quarter of the year, and the rate recovery levels have been adjusted each July 1 and then continued until the following June 30. The requested recovery levels approved for NSP since 1995 have included recovery of budgeted levels of conservation related items recoverable in the current year.

In late 1998, the MPUC considered a proposal to discontinue recovery of lost margins and load management discounts related to conservation programs for NSP and other Minnesota public utilities. The MPUC declined to take such action, but put Minnesota utilities on notice that there may be significant changes, including elimination of lost margin and load management discount recovery for programs beginning January 2, 1999. The MPUC established a roundtable to study the issue.

1999 DECISION - On June 24, 1999, the MPUC held a hearing to consider NSP's April 1999 conservation filing. The MPUC voted 3-2 to deny NSP the lost margins, load management discounts and incentives recoverable in 1998 that were associated with state-mandated programs for electric energy conservation. NSP plans to request reconsideration of the MPUC decision, and if necessary seek court review. The MPUC's decision appears to contradict previous orders and reduce NSP's 1998 rates retroactively.

Although NSP has not yet received the MPUC's order, the MPUC decision did not appear to affect the recovery of CIP expenditures. Also, the MPUC did not address or change 1999 conservation incentive recovery levels. However, a review is under way.

1999 EARNINGS IMPACT - NSP plans to challenge the MPUC's decision. However, due to the uncertainty, NSP has established a regulatory reserve as of June 30, 1999 for all income recorded for expected recovery of 1998 accruals of lost margins, load management discounts and performance incentives. This reserve has reduced NSP's earnings by $35 million (before tax) or 14 cents per share.

Based on MPUC practice and approvals since 1995, NSP has continued to accrue income for 1999 conservation incentives, consistent with the levels requested in its filing earlier this year. Through June 30, 1999 NSP has recorded pretax income, primarily in other electric revenue, of approximately $11 million (representing 4 cents per share) for 1999 conservation program incentives. No reserve has been established for possible non-recovery of these amounts, pending MPUC action on 1999 conservation programs and recovery levels.